                                                                       Ex-99.8

                                    CUSTODY AGREEMENT

                   AGREEMENT made as of this 22nd day of January, 1982,
               between MERRILL LYNCH. RETIREMENT SERIES TRUST, a business trust, organized and existing under the laws of the Common-wealth of Massachusetts, having its principal office and place of business at 165 Broadway, New York, New York 10080 U.S.A. (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, having its principal office and place of business at 48 Wall Street, New York, New York 10015 U.S.A. (hereinafter called the "Custodian") and an office at 147 Leadenhall Street, London, England EC3V 4PN.

                                   W I T N E S S E T H:

                    That for and in consideration of the mutual promises
               hereinafter set forth, the parties hereto covenant and agree as follows:

                                          ARTICLE  I

                                         DEFINITIONS
                                         -----------

                    Whenever used in this Agreement, the following words
               and phrases shall have the following meanings:

                    1. "Authorized Person" shall be deemed to include the Treasurer, the Controller or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appen-dix A or such other Certificate as may be received by the Custodian from time to time.

                  2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for the United States government and federal agency securities, its successor or successors and its nominee rr nominees.

                   3. "Certificate" shall mean any notice, instructions, or other instrument in writing, authorized. or required by this Agreement to be given to the Custodian which is actu-ally received by the Custodian and signed, or reasonably believed by the Custodian to have been signed, on behalf of the Fund by any two Officers of the Fund.

                   4. "Depository" shall mean The Depository Trust Com-pany ("DTC"), a clearing agency registered with the Secu-rities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board of Trustees specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Funds Board of Trustees approving deposits therein by the Custodian.

                   5. "Money Market Security" shall be deemed to include, without limitation, short term United States government securities, government agency securities, certif-icates of deposit, variable rate certificates of deposits, bankers' acceptances, Eurodollar and Yankee dollar obliga-tions, non-convertible corporate debt instruments, com-mercial paper, and repurchase and reverse repurchase agree-ments.

                    6. "Officers" shall be deemed to include the Presi-dent, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Controller, any Assistant Treas-
               urer, or any other person or persons duly authorized "by the Board of Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received-by the Custodian from time to time.

                    7. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from-an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

                    8. "Security" shall be deemed to include, without limitation, Money Market Securities and such other secu-rities which the Company is authorized to invest in pursuant to its current prospectus.

                    9. "Series" shall mean each separate series compris-ing the Fund, each of which is a separate portfolio offering a separate class of shares of beneficial interest of the
               Fund.   The first Series of the Fund has been designated
               "Merrill Lynch Retirement Reserves Money Fund".

                    10. "Shares" shall mean shares of beneficial interest of the Fund each of which is allocated to a particular Series.

                    11. "Written Instructions" shall mean written communi-cations actually received by the Custodian from an Author-ized Person or from A person reasonably believed by thL-Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

                                     ARTICLE II

                             APPOINTMENT OF CUSTODIAN
                             ------------------------

                1. The Fund hereby constitutes and appoints the Custodian as custodian of all Securities and moneys owned by each Series of the Fund during the period of this Agreement.

                2. The Custodian hereby accepts appointment as said custodian and agrees to perform the duties thereof as here-inafter set forth.


                                    ARTICLE III

                           CUSTODY OF CASH AND SECURITIES
                           ------------------------------

                1. The Fund will deliver or cause to be delivered to the Custodian all Securities and moneys owned by each series, including cash received for the issuance of Sharies, during the period of this Agreement and shall specify the Series to which the same are specifically allocated. The Custodian shall segregate keep, and maintain the assets of the Series separate and apart. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made for a Series on the Fund's behalf which such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Board of Trustees of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities colla-teral, regardless of the Series to which the same are speci-fically allocated. Prior to the deposit of Securities of the Fund in the Depository, the Custodian shall have received a certified resolution of the Board of Trustees of the Fund approving, authorizing and Instructing the Custo-dian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all securities eligible for deposit therein, and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collat-eral regardless of the Series to which the same are specif-ically allocated. Securities and moneys of a Series deposited in either the Book-Entry System or the Depository will be represented in accounts Which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and shall be specif cally allocatd on the Custodian's books to the separate account for such Series.

                  2. The Custodian shall establish and maintain sepa-rate accounts, in the name of each series of the Fund, and shall credit to the separate account established and main-tained for a particular Series all moneys received by it for the account of the Fund with respect to such Series. Moneys credited to a separate account for a Series shall be dis-bursed by the Custodian only:

                          (a) In payment for Securities purchased for such Series, as provided in Article IV hereof;.

                          (b) In payment of dividends or distributions with
               respect to Shares of such Series, as provided in Article V hereof;

                          (c) In payment of original issue or other taxes with respect to the Shares of such Series, as provided in
               Article VI hereof;

                          (d) In payment for Shares of such Series
               redeemed by it, as provided in Article VI hereof;'

                          (e) Pursuant to a Certificate, setting forth the name and address of the person. to whom the payment is to be made, the amount to be paid, the Series account from which the payment is to be made, and the purpose for which payment is to be made; or

                          (f) In payment of the fees and in reimbursement
               of the expenses and liabilities of the Custodian attribut-able to such Series, as provided in Article IX hereof.

                    3. Promptly after the close of business on each day the Custodian shall furnish the Fund with a written state-ment (i) summarizing all transactions and entries for the account of each series of the Fund during said day and specifying the Series to which each transaction and entry relates, and (ii) confirming any purchase or sale of Securi-ties during said day and specifying the Series to which each purchase or sale relates. Where Securities are transferred to the account of any series of the Fund for a Series, the Custodian shall also by book entry or otherwise identify as belonging to such series and specifically allocated to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for each series of the Fund under this Agreement with respect to each Series.

                     4. All Securities held for the Series of the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository, or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold for the account of a series of the Fund and which may from time to time be registered in the name of the Fund.
                The Custodian shall hold all such Securities which are specifically allocated to a Series and not held in the Book-Entry System or in the Depository in separate accounts in the name of each series of the Fund for such Series physic-ally segregated at all times from those of any other person or persons.

                      5. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this
              Agreement:

                        (a) Collect all income due or payable;

                        (b) Present for payment and collect the amount
              payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

                        (c) Surrender Securities in temporary form for
              definitive Securities;

                        (d) Execute, as custodian, any necessary declara-
              tions or certificates of ownership under the Federal Income Tax Laws or the laws rr regulations of any other taxing authority now or hereafter in effect;

                        (e) Hold directly, or through the Book-Entry Sys-
              tem or the Depository with respect to Securities therein deposited, for the account of the Fund and the particular Series all rights and similar securities is sued with respect to any Securities held by the Custodian for such Series hereunder; and

                   6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

                        (a) Execute and deliver to such persons as may be
              designated in such Certificate, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities held -for the Series speci-fied in such Certificate may be exercised;

                         (b) Deliver any Securities held for the Series
              specified in such Certificate in exchange for other Securi-ties or cash issued or paid in connection with the liquids-tion, reorganization, or refinancing, merger, consolidation or recapitalization of any corporation, or exercise of any conversion privilege and receive and hold hereunder specifi-cally allocated to such Series any cash or other Securities received in exchange;

                         (c) Deliver any Securities held for the Series
              specified in the Certificate to any. protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, re-capitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement specifi-cally allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

                         (d) Make such transfers or exchanges of the
              assets of the Series specified in such Certificate ,and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or re-capitalization of the Fund.

                                         ARTICLE IV

                       PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                       --------------------------------------------

                   1. Promptly after each purchase of Securities by the Fund, for any of its Series, the Fund shall deliver to the Custodian a Certificate, or with respect to a purchase of

               Money Market Securities, a Certificate, Written Instructions or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which the purchased Securities are to be specifically allocated, (b) the name of the issuer and the title of the Securities, (c)the number of. shares or the principal amount purchased and accrued interest, if any,
               (d) the date of purchase and settlement, (e) the purchase price per unit, including accrued interest, if any, (f ) the total amount payable upon such purchase, including accrued interest, if any, and (g) the name of the person from whom or the broker through whom the purchase was. made. The Custodian shall upon receipt of Securities purchased by or for the Fund pay out of the moneys held for the account of the Series to which the purchased Securities are to be specifically allocated the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instruct-ions, or Oral Instructions.

                    2. Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian a Certificate, or with respect to a sale of Money Market Securities, a Certificate, Written Instructions or Oral Instructions, specifying with respect to each sale: (a) the Series to which such Securities were specifically allocated, (b) the name of the issuer and the title of the Security,(c) the principal amount sold, and accrued interest if any,(f) the total amount payable to the Fund upon such sale, including accrued interest, if any, and (g) the name of the, broker through whom or the person to whom the sale was made. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral

              Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                                          ARTICLE V

                           PAYMENT OF DIVIDENDS OR DISTRIBUTIONS
                           -------------------------------------

                   1. The Fund shall furnish to. the Custodian a copy of the resolution or resolutions of the Board of Trustees, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series speci-fied therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be deter-mined, the amount payable per Share of such Series to the shareholders of record as of that date and-.the total amount payable to the Transfer Agent of the Fund on the payment date, or (ii) authorizing With respect to the Seriee speci-fied therein the declaration of dividends and distributions on a daily basis' and authorizing the Custodian to rely on Oral Instructions, Written Instructions, or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall, be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Transfer Agent on the payment date.

                    2. Upon the payment date specified in such resolu-tion, Oral Instructions, Written Instructions, or Certifi-cate, as the case may be, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Transfer Agent of the Fund.

                                      ARTICLE VI

                 SALE AND_REDEMPTION OF SHARES OF BENEFICIAL INTEREST
                 ----------------------------------------------------
                                      OF THE FUND
                                      -----------

                  1. Whenever the Fund shall sell any Shares of benefi-cial interest of any Series, it shall deliver to the Custodian a Certificate duly specifying:

                       (a) The Series, number of Shares sold, trade
              date, and price; and

                       (b) The amount of money to be received by the
              Custodian for the sale of such Shares and specifically allo-cated to the separate account in the name of the Fund for such Series.

                  2.   Upon receipt of such money from the Transfer
              Agent, the Custodian shall credit such money to the separate account in the name of the Fund for the Series for which such money was received.

                  3. Upon issuance of any Shares in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held in the separate account in the name of the Fund for the Series of Shares issued, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

                   4. Whenever the Fund shall hereafter redeem any Shares it shall furnish to the Custodian a Certificate specifying:

                        (a) The Series and number of Shares redeemed; and

                        (b) The amount to be paid for the Shares of such
              Series redeemed.

                  5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and stating that such Shares are valid and in good form for redemption, the Custo-dian shall make payment to the Transfer Agent out of the moneys held in the separate account in the name of the Series of the Fund for such Series of the total amount specified in the Certificate issued pursuant to the fore-going paragraph 4 of this Article.

                   6. Notwithstanding the above provisions regarding the redemption of any shares of the beneficial interest of the Fund, whenever shares of the beneficial interest of the Fund are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption proce-dure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Fund for such purposes.

                                       ARTICLE VII

                               OVERDRAFTS OR INDEBTEDNESS
                               --------------------------

                   1. If the Custodian should in its sole discretion advance funds on behalf of any series of the Fund for a Series which results in an overdraft because the moneys held by the Custodian in the separate account in the name of the

             Fund for such Series shall be insufficient to pay the total amount payable upon purchase of Securities to be specifi-cally allocated to such Series as set forth in a Certifi-cate, Written Instructions or Oral Instructions issued pursuant to Article IV, or which results in an overdraft in the account for such Series for some other reason, or if the Fund is for any other reason indebted to the Custodian with respect to a Series, (other than a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article) such over-draft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year foe the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition thereto the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of the Series deemed to have made such loan or in which the Series deemed to have made such loan may have an interest which is then in the Custodian's possession or control or in possess-ion or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Fund's credit on the Custodian's books and specifically allocated to such Series.

                     2. The Fund will cause to be delivered to the Custodian by any bank (including the Custodian) from which anyseries borrows money for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certifi-cate specifying with respect to each such borrowing. (a) the Series to which such borrowing relates, (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into (the "borrowing date"), (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date, (g) the market value of Securities specifically allocated to such Series to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securi-ties, (h) whether the Custodian is to deliver such collate-ral through the Depository, and (i) a statement that such loan for temporary or emergency purposes is in conformance with the Investment Company Act of 1940 and the Fund's cur-rent prospectus. The Custodian shall deliver on the borrow-ing date such specified collateral and the executed promis-sory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lend-ing bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agree-ment. The Custodian shall deliver in the manner directed by the Fund from time to time such Securities as additional collateral as may be specified in a Certificate to colla-teralize further any transaction described in this para-graph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such returns of collateral as may be tendered to it. In the event the Custodian fails to -specify in a Certificate the name of the issuer, the title and number of Shares or the principal amount of any particular Securities to be deliver-ed as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.


                                        ARTICLE VIII

                         LOAN OF PORTFOLIO SECURITIES OF THE FUND
                         ----------------------------------------

                   1. If the Fund is permitted by the terms of its Declaration of Trust and its most recent and currently effective prospectus to lend portfolio Securities speci-fically allocated to a Series, within 24 hours after each loan of portfolio Securities the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount loaned, (e) the date of loan and delivery, (d) the total amount to be delivered to the Custo-dian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separate-ly identified, (e) the name of the broker, dealer, or finan-cial institution to which the loan was made, and (f) the name of the Series to which the loaned Securities are speci-fically allocated. The Custodian shall deliver the Securi-ties thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connect-ion with a delivery otherwise than through the Book Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on. New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

                  2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of securi-ties: (a) the name of the issuer and the title of the Secu-rities to be returned, (b) the number of shares or the prin-cipal amount to be returned, (c) the date of termination,
              (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said. Certificate), (e) the name of the broker, dealer, or financial institution from which the Securities will be returned, and (f) the name of the Series to which the loaned Securities are specifi-cally allocated. The Custodian shall receive all Securities returned. from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt there-of shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securi-ties as set forth in the Certificate.

                                        ARTICLE X

                                 CONCERNING THE CUSTODIAN

                   1. Except as hereinafter provided, neither the Custo-dian nor its nominee shall be liable for any loss or damage including counsel fees, resulting from its action or omis-sion to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct.
              The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything it does or fails to do in good faith in conf ormity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negli-gence, misfeasance or misconduct on the part of the Custo-dian or any of its employees or agents.

                   2.   Without limiting the generality of the foregoing,
              the Custodian shall be under no obligation    to inquire into,
              and shall not be liable for:

                         (a) The validity of the issue of any Securities
              purchased by or for the Fund, the legality of the purchase thereof or the propriety of the amount paid therefor;

                         (b) The legality of the sale of any Securities by
              or for the Fund, or the propriety of the amount for which the same are sold;

                         (a) The legality of the issue or sale of any
              shares of the Fund, or the sufficiency of the amount to be received therefor;

                       (d) The legality of the redemption of any.-shares
             of the Fund, or the propriety of the amount to be paid therefor;

                       (e) The legality of the declaration or.payment of
             any dividend by the Fund;

                       (f) The legality of any borrowing by the Fund
             using  Securities as collateral; or

                       (g) The legality of any loan of portfolio Securi-
             ties pursuant to Article VIII of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it night sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obliga-tion periodically to check or notify the Fund that the amount of such collateral held by it for the Fund id suffi-cient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or of financial institution to which portfolio Securities of the Fund are lent pursuant to
             Article VIII of this Agreement makes, payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custo-dian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due.

                  3. The Custodian shall not be liable for, or consid-ered to be the Custodian of, any money, whether or not rep-
              resented by any check, draft, or other instrument for the payment of money, received by It on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

                   4. The Custodian shall not be under any duty, or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

                   5. The Custodian shall. not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (I) it shall be directed to take such action by a Certificate and (II) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

                   6. The Custodian may appoint one or more banking in stitutions as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and con-ditions approved in a Certificate.

                   7. The Custodian shall not be under any duty or obli-gation to ascertain whether any Securities at any time de-livered to or held by it for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund and allocated to such Series under the provisions of its Declaration of Trust.

                   8. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian with respect to each Series such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties with respect to a Series pursuant to such agreement against any moneys speci-fically allocated to such Series. Unless and until the Fund instructs the Custodian by a Certificate to apportion any loss, damage, liability or expenses among the Series in a different manner, the Custodian shall also be entitled to charge against any money held by it for the account of a Series such Series' pro rata share (based on the relation-ship of such Series' net-asset value at the time of the change to the aggregate net asset value of all Series at that time) the amount of any loss, damage, liability or expense (including counsel fees) for which it shall be entitled to reimbursement under the provisions of this agreement. The expenses which the Custodian may charge against the account of a Series include, but are not limited to the expenss of Sub-Custodians and foreign branches of the Custodian incurred in setting outside of New York City transactions involving the purchase and sale of Securities of such Series.

                    9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be a Certificate. Tne Custodian shall be entitled to rely upon any Oral Instructions and any Written

              Instructions actually received by the Custodian pursuant to Articles IV and V hereof and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar devices, or otherwise by the close of business on the same day that such Oral instructions or Written Instructions are given to the Custodian. The Fund agrees that the fact that such confirm-ing Certificate or facsimile thereof is not received by the Custodian shall in no way affect the validity or enforce-ability of the transactions, hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Written Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

                   10. The Books and records of the Custodian shall be
              open to inspection and audit at reasonable times by Officers and auditors employed by the Fund.

                   11. The Custodian shall provide the Fund with any
              report obtained by the Custodian on the system of internal accounting control of the Book-Entry System and the Deposi-tory and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

                   12. The Fund agrees to indemnify the Custodian against
              and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment of non-payment of a check pursuant to paragraph 6 of Article VI as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising put of the Custodian's own negligence or willful misconduct.

                    13. The Custodian shall have no duties or responsibi-
               lities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no cove-nant or obligation shall be implied in this Agreement against the Custodian.

                                          ARTICLE X

                                          TERMINATION
                                          -----------

                    1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90)days after the date of giving of such notice. In the event such notice is given by the Fund, It shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Trustees, certified by the Secretary of any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment of reimbursement of which it shall then be entitled.

                   2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding para-graph, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian to the Fund of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry Systems which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                         ARTICLE XI

                                        MISCELLANEOUS
                                        -------------

                    1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund, setting forth the names of the signatures of the present Authorized

              Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions, Written Instructions or signatures of the present Authorized Persons as set forth in the last deliver-ed Certificate.

                   2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers of the Fund, are elected or appointed. Until such new Certifi-cate shall be received, the Custodian shall be fully protected in acting under the provisions of this. Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

                   3. Any notice or other instrument in writing, autho-rized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10015, or at such other place as the Custodian may from time to time designate in writing.

                   4. Any notice or other instrument in writing, author-ized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office 165 Broadway, New York, New York 10080, or at such other place as the Fund may from time to time designate in writing.

                   5. This Agreement. may not be. amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Fund.

                   6. This Agreement shall extend to and shall be bind-ing upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian or by the Custodian without the written consent of the Fund authorized or approved by a resolution of its Board of Trustees. A merger or consolidation of the Custodian will not be an assignment.

                   7. This Agreement shall be construed in accordance with the laws of the State of New York.

                   8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                   9. The Declaration of Trust establishing Merrill Lynch Retirement Series Trust, dated October 27, 1981, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent or Merrill Lynch Retirement Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherise in connection with the affairs of said Merrill Lynch Retirement Series Trust, but the Trust Estate only shall be liable.

                    IN WITNESS WHEREOF, the parties hereto have caused this
              Agreement to be executed by their respective Officers, thereunto duly authorized, as of the day and year first above written.

                                               MERRILL LYNCH RETIREMENT
                                               SERIES TRUST


                                               By:/s/ Arthur Zeikel

              Attest: /s/ Robert Harris





                                               THE BANK OF NEW YORK

                                               By: /s/
              Attest:/s/

                                      APPENDIX A



                 I,                         ,President and I, Robert Harris,
             Secretary of Merrill Lynch Retirement Series Trust, a Massachusetts business trust (the "Fund"), do hereby cer-tify that:

                  The following individuals have been duly authorized by
             the Board of Trustees of the Fund in conformity with the Fund's Declaration of Trust and By-Laws to give Oral In-structions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

                       Name                          Signature
                       ----                          ---------

             --------------------------        -----------------------------

                                       APPENDIX B



                 I,                    ,President and I, Robert Harris,
             Secretary of Merrill Lynch Retirement Series Trust, a Massachusetts business trust (the "Fund"), do hereby cer-tify that:

                  The following individuals serve in the following posi-
             tions with the Fund and each individual has been duly elected or appointed by the Board of Trustees of the Fund to each such position and qualified therefor in conformity with the Fund's Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures:

                  Name                    Position               Signature
                  ----                    --------               ---------




             ---------------------   --------------------    -------------------